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EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-83298 and 98773) of McDATA Corporation of our report dated January 20, 2003, except for Note 14, which is as of February 7, 2003, relating to the financial statements and the financial statement schedule, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Denver, Colorado
March 26, 2003

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  EXHIBIT 23